Exhibit 99.1

PRESS RELEASE

Darrin Shewchuk	Yijing Brentano
Senior Director, Corporate Communications	Vice President, Investor Relations
Tel: +1 203-328-3834	Tel: +1 203-328-3500
darrin.shewchuk@harman.com	yijing.brentano@harman.com

JANUARY 26, 2017

HARMAN REPORTS SECOND QUARTER FISCAL 2017 RESULTS

•	Net Sales Up 10% to $1.95 Billion

•	GAAP EBITDA Up 4% to $227 Million; Operational EBITDA Up 19% to $268 Million

•	GAAP EPS Down 11% to $1.39; Operational EPS Up 20% to $2.22

•	Secured $2.7 Billion in New Automotive Awards Year-to-Date

•	Samsung Acquisition on Track to Close in Mid Calendar 2017

STAMFORD, CT — Harman International Industries, Incorporated (NYSE: HAR), the premier connected technologies company for automotive, consumer and enterprise markets, today announced results for the second quarter ended December 31, 2016.

Net sales for the second quarter were $1.95 billion, an increase of 10 percent,11 percent excluding the impact of foreign exchange (Ex-FX), compared to the prior year. Lifestyle Audio net sales increased 19 percent due to higher sales in both consumer and car audio. Connected Services net sales increased 13 percent primarily due to higher demand for automotive services. Connected Car net sales increased four percent due to stronger production and the expansion of recently launched programs. Professional Solutions net sales increased three percent primarily due to stronger sales in Asia.

On a GAAP basis, second quarter operating income increased nine percent to $174 million compared to $159 million in the prior year, and EBITDA increased four percent to $227 million compared to $217 million in the prior year. During the quarter, the Company recognized approximately $23 million of non-recurring incremental U.S. income tax from deemed income on foreign earnings. As a result, earnings per diluted share decreased 11 percent to $1.39 compared to $1.55 in the prior year.

Non-GAAP Operating income increased 22 percent to $228 million compared to $186 million in the prior year, and EBITDA increased 19 percent to $268 million compared to $225 million in the prior year, excluding restructuring, acquisition-related items, costs associated with the pending Samsung transaction and one-time stock compensation costs. Earnings per diluted share increased 20 percent to $2.22 compared to $1.84 in the prior year.

Dinesh C. Paliwal, the Company’s Chairman, President and CEO said, “HARMAN delivered solid second quarter results, including double digit revenue, EBITDA and EPS growth led by strong performance in our Lifestyle Audio division. Additionally, we continue to leverage our success in Connected Car and Connected Services to develop broader end-to-end solutions for immersive and personalized experiences.

“The pending acquisition of HARMAN by Samsung will accelerate connected and autonomous driving innovation and technology deployment faster than if HARMAN were to remain a standalone company. The transaction also delivers immediate and compelling cash value to our shareholders. We remain on track to close the transaction in mid-2017.”

FY 2017 Key Figures — Total Company	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY17	3M FY16	Including Currency Changes	Excluding Currency Changes[1]	6M FY17	6M FY16	Including Currency Changes	Excluding Currency Changes[1]
Net sales	1,947	1,772	10%	11%	3,707	3,403	9%	9%
Gross profit	608	545	12%	13%	1,149	1,032	11%	12%
Percent of net sales	31.2%	30.8%			31.0%	30.3%
SG&A	434	386	12%	13%	824	742	11%	11%
Operating income	174	159	9%	11%	325	291	12%	13%
Percent of net sales	8.9%	9.0%			8.8%	8.5%
EBITDA	227	217	4%	6%	429	405	6%	7%
Percent of net sales	11.6%	12.3%			11.6%	11.9%
Net Income attributable to HARMAN International Industries, Incorporated	99	113	(12)%	(11)%	203	200	1%	2%
Diluted earnings per share	1.39	1.55	(11)%	(10)%	2.83	2.76	3%	4%
Restructuring & non-recurring costs	38	7			51	12
Acquisition-related items	16	20			40	41
Non-GAAP — operational[1]
Gross profit	609	546	11%	12%	1,151	1,035	11%	12%
Percent of net sales	31.3%	30.8%			31.0%	30.4%
SG&A	381	360	6%	6%	735	692	6%	7%
Operating income	228	186	22%	24%	415	344	21%	22%
Percent of net sales	11.7%	10.5%			11.2%	10.1%
EBITDA	268	225	19%	21%	495	422	17%	19%
Percent of net sales	13.8%	12.7%			13.4%	12.4%
Net Income attributable to HARMAN International Industries, Incorporated	159	134	19%	20%	293	241	21%	23%
Diluted earnings per share	2.22	1.84	20%	22%	4.10	3.33	23%	24%
Shares outstanding — diluted (in millions)	72	73			72	73

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Summary of Operations — Gross Margin and SG&A

On an operational basis, gross margin for the second quarter of fiscal year 2017 increased 50 basis points to 31.3 percent, primarily due to the impact of higher sales volume leveraging a more efficient fixed production cost base. Operational SG&A expenses as a percent of net sales decreased 70 basis points to 19.6 percent compared to 20.3 percent in the prior year due to favorable product mix.

On a GAAP basis in the second quarter of fiscal year 2017, gross margin increased 40 basis points to 31.2 percent. SG&A expenses as a percent of net sales increased 50 basis points to 22.3 percent compared to 21.8 percent in the prior year, primarily due to higher restructuring expenses.

Withdrawal of Guidance and Suspension of Conference Calls

As announced on November 14, 2016, Samsung Electronics, Co. Ltd. (“Samsung”) and Harman International Industries, Incorporated (“HARMAN”) entered into a definitive agreement under which Samsung will acquire HARMAN for $112 per share in cash. On January 20, 2017, HARMAN filed a definitive proxy statement with the U.S. Securities and Exchange Commission in connection with a special meeting of its stockholders to consider the adoption of the merger agreement. The special meeting is scheduled to be held on February 17, 2017.

In light of the pending transaction, HARMAN is withdrawing its financial outlook and will not be hosting earnings conference calls.

General Information

HARMAN (harman.com) designs and engineers connected products and solutions for automakers, consumers, and enterprises worldwide, including connected car systems, audio and visual products, enterprise automation solutions; and connected services. With leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon®, Mark Levinson® and Revel®, HARMAN is admired by audiophiles, musicians and the entertainment venues where they perform around the world. More than 25 million automobiles on the road today are equipped with HARMAN audio and connected car systems. The Company’s software services power billions of mobile devices and systems that are connected, integrated and secure across all platforms, from work and home to car and mobile. HARMAN has a workforce of approximately 30,000 people across the Americas, Europe, and Asia and reported sales of $7.2 billion during the 12 months ended December 31, 2016. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One should not place undue reliance on these statements. The Company bases these statements on particular assumptions that it has made in light of its industry experience, as well as its perception of historical trends, current market conditions, current economic data, expected future developments and other factors that the Company believes are appropriate under the circumstances. These statements involve risks, uncertainties and assumptions that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) the loss of one or more significant customers, the loss of a significant platform with an automotive customer or the in-sourcing of certain services by the Company’s automotive customers; (2) the Company’s ability to maintain a competitive technological advantage through innovation and leading product designs; (3) the Company’s ability to maintain profitability if there are delays in its product launches or increased pricing pressure from its customers; (4) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (5) the inability of the Company’s suppliers to deliver materials, parts and components including, without limitation, microchips and displays, at the scheduled rate and disruptions arising in connection therewith; (6) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (7) the Company’s failure to protect the security of its products and systems against cyber crime; (8) the Company’s failure to maintain the value of its brands and implementing a sufficient brand protection program; and (9) other risks detailed in the Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and other filings made by the Company with the Securities and Exchange Commission. In addition, the Company may be subject to certain risks during the pendency of the Samsung transaction, and may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (ii) the failure to obtain the requisite approval of the Company’s stockholders or the failure to satisfy the other closing conditions, (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the pending transaction and (iv) the effect of the announcement of the pending transaction on the ability of the Company to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally. The Company undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.

This earnings release also makes reference to the Company’s awarded business or “backlog”, which represents the estimated future lifetime net sales for all of the Company’s automotive customers. The Company’s awarded business does not represent firm customer orders. The Company reports its awarded business primarily based on written award letters. To validate these awards, the Company uses various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. The term “take rate” represents the number of units sold by the Company divided by an estimate of the total number of vehicles of a specific vehicle line produced during the same timeframe. The assumptions the Company uses to validate these awards are updated and reported externally on an annual basis.

APPENDIX

Connected Car

FY 2017 Key Figures — Connected Car	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY17	3M FY16	Including Currency Changes	Excluding Currency Changes[1]	6M FY17	6M FY16	Including Currency Changes	Excluding Currency Changes[1]
Net sales	769	737	4%	5%	1,566	1,492	5%	5%
Gross profit	203	183	11%	12%	401	361	11%	12%
Percent of net sales	26.4%	24.8%			25.6%	24.2%
SG&A	126	99	28%	29%	229	189	21%	21%
Operating income	77	84	(9%)	(8%)	172	171	0%	1%
Percent of net sales	10.0%	11.4%			11.0%	11.5%
EBITDA	97	103	(6%)	(5%)	213	209	2%	3%
Percent of net sales	12.7%	14.0%			13.6%	14.0%
Restructuring & non-recurring costs	20	4			22	4
Acquisition-related items	1	—			2	1
Non-GAAP — operational[1]
Gross profit	203	184	10%	11%	401	363	10%	11%
Percent of net sales	26.4%	25.0%			25.6%	24.3%
SG&A	105	96	9%	10%	205	187	10%	10%
Operating income	98	88	11%	13%	196	176	11%	12%
Percent of net sales	12.7%	11.9%			12.5%	11.8%
EBITDA	118	105	12%	13%	235	210	12%	13%
Percent of net sales	15.3%	14.3%			15.0%	14.1%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2017 were $769 million, an increase of four percent (5 percent ex-FX) compared to the prior year. The increase in net sales was due to the expansion of recently launched programs and stronger production.

On an operational basis in the second quarter of fiscal 2017, gross margin increased 140 basis points to 26.4 percent compared to the prior year primarily due to the impact of higher sales volume leveraging a more efficient fixed production cost base and favorable product mix. SG&A expenses as a percent of net sales increased 70 basis points to 13.7 percent compared to the prior year primarily due to higher research and development expenses to support awarded business.

On a GAAP basis in the second quarter of fiscal 2017, gross margin increased 160 basis points to 26.4 percent compared to the prior year. SG&A expenses as a percent of net sales increased 300 basis points to 16.4 percent compared to the prior year primarily due to higher expenses for restructuring and research and development.

Connected Car Highlights

During the quarter, HARMAN launched embedded infotainment solutions on a variety of vehicle models, including the Audi SQ5, the VW Atlas, and feature upgrades to the Discover Pro infotainment system across Volkswagen’s Golf lineup. HARMAN also launched a next generation, fully integrated embedded infotainment solution including CarPlay and Android Auto for Subaru. HARMAN will supply the entry, mid and high embedded infotainment solutions for Subaru vehicles over the next several years.

Earlier this month at the Consumer Electronics Show in Las Vegas, HARMAN unveiled a number of new industry-first solutions centered on addressing autonomous mobility and intelligent personalization. Showcased in the Oasis concept car, HARMAN demonstrated a wide-view full windshield heads-up display using holographic augmented reality technology, as well as demonstrating an augmented reality concierge, predictive collision prevention, and intelligent e-mirrors. The Company also demonstrated its new intelligent cockpit design leveraging HARMAN’s integrated compute platform (LIVS) to deliver a connected and unified personal user experience across the car, home and office. During CES, the Company was presented the 2016 Internet of Things (IoT) Breakthrough Award for the LIVS connected car platform.

Lifestyle Audio

FY 2017 Key Figures — Lifestyle Audio	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY17	3M FY16	Including Currency Changes	Excluding Currency Changes[1]	6M FY17	6M FY16	Including Currency Changes	Excluding Currency Changes[1]
Net sales	765	641	19%	20%	1,333	1,117	19%	19%
Gross profit	260	208	25%	26%	460	362	27%	27%
Percent of net sales	33.9%	32.4%			34.5%	32.4%
SG&A	134	125	7%	8%	256	232	10%	11%
Operating income	126	83	52%	53%	204	130	57%	58%
Percent of net sales	16.4%	12.9%			15.3%	11.7%
EBITDA	140	97	45%	46%	233	158	48%	49%
Percent of net sales	18.4%	15.1%			17.5%	14.1%
Restructuring & non-recurring costs	—	(1)			3	2
Acquisition-related items	5	8			10	13
Non-GAAP — operational[1]
Gross profit	260	208	25%	26%	461	363	27%	28%
Percent of net sales	34.0%	32.4%			34.6%	32.4%
SG&A	129	118	9%	10%	244	217	12%	12%
Operating income	131	90	45%	46%	218	145	50%	51%
Percent of net sales	17.2%	14.1%			16.3%	13.0%
EBITDA	141	99	42%	43%	236	163	45%	46%
Percent of net sales	18.4%	15.5%			17.7%	14.6%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2017 were $765 million, an increase of 19 percent (20 percent ex-FX) compared to the prior year, primarily due to higher consumer audio sales, reflecting increased demand for smart audio products and headphones, as well as higher car audio sales due to higher take rates and automotive production.

On an operational basis in the second quarter of fiscal 2017, gross margin improved 160 basis points to 34.0 percent compared to the prior year, primarily due to margin expansion in car audio as a result of operating leverage and manufacturing excellence. While research and development in car audio increased to support awarded business, total SG&A expenses as a percent of net sales decreased 150 basis points to 16.8 percent due to improved operating leverage on higher sales.

On a GAAP basis in the second quarter of fiscal 2017, gross margin improved 150 basis points to 33.9 percent compared to the prior year. SG&A expenses as a percent of net sales decreased 200 basis points to 17.5 percent compared to the prior year.

Lifestyle Audio Highlights

HARMAN’s consumer audio products won a number of industry accolades. The Company earned nine CES innovation awards for products including the JBL Everest Elite and JBL BassPro Go, as well as three Red Dot design awards.

During the quarter, HARMAN secured new car audio business awards with Audi (Bang & Olufsen), SAIC-GM-Wuling (Infinity) and Volvo (Bowers & Wilkins).The Company launched car audio solutions in the BMW 5 Series (Bowers & Wilkins and Harman Kardon), the Great Wall Haval H7 (Infinity), the Chrysler Pacifica (Sound Management), the Lexus LC (Mark Levinson) and the Subaru Impreza (Harman Kardon).

At CES 2017, HARMAN showcased new car audio technologies. The HARMAN SUMMIT premium audio platform and the seamless, scalable HARMAN Voyager smart audio platform are both designed with a strong focus on intelligent, personalized and connected in-car experiences for consumers.

Professional Solutions

FY 2017 Key Figures – Professional Solutions	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY17	3M FY16	Including Currency Changes	Excluding Currency Changes[1]	6M FY17	6M FY16	Including Currency Changes	Excluding Currency Changes[1]
Net sales	256	249	3%	3%	496	496	(0%)	0%
Gross profit	96	103	(7%)	(7%)	190	206	(8%)	(7%)
Percent of net sales	37.4%	41.4%			38.2%	41.4%
SG&A	85	79	8%	8%	168	156	8%	8%
Operating income	10	24	(57%)	(57%)	22	50	(56%)	(56%)
Percent of net sales	4.0%	9.6%			4.4%	10.0%
EBITDA	18	33	(44%)	(44%)	37	67	(45%)	(44%)
Percent of net sales	7.1%	13.2%			7.5%	13.5%
Restructuring & non-recurring costs	2	5			10	7
Acquisition-related items	3	—			5	—
Non-GAAP — operational[1]
Gross profit	96	103	(7%)	(7%)	190	206	(8%)	(7%)
Percent of net sales	37.4%	41.4%			38.3%	41.5%
SG&A	80	75	7%	8%	153	149	2%	3%
Operating income	16	29	(45%)	(45%)	37	56	(35%)	(35%)
Percent of net sales	6.2%	11.5%			7.4%	11.4%
EBITDA	23	37	(39%)	(38%)	50	73	(31%)	(30%)
Percent of net sales	8.8%	14.8%			10.1%	14.6%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales for the second quarter of fiscal 2017 were $256 million, an increase of three percent on a nominal and ex-FX basis compared to the prior year, primarily due to stronger sales in Asia. On an operational basis in the second quarter of fiscal 2017, gross margin decreased 400 basis points to 37.4 percent compared to the prior year as a result of geographic and product mix. SG&A expenses as a percent of net sales increased 130 basis points to 31.2 percent compared to the prior year, primarily as a result of higher research and development costs to support new product introductions.

On a GAAP basis in the second quarter of fiscal 2017, gross margin decreased 400 basis points to 37.4 percent. SG&A expenses as a percent of net sales increased 160 basis points to 33.4 percent compared to prior year.

Professional Solutions Highlights

HARMAN secured new and follow-on orders for its entertainment and enterprise solutions from the U.S. Strategic Command, Warner Brothers Park in the UAE and Nike. Notable installations included the University of Nebraska, the Norwegian Cruise Line Ships, and Samsung Hall in Switzerland. HARMAN’s solutions also powered a wide range of high-profile special events, music festivals, concerts and events including the U.S. Presidential Inauguration.

HARMAN and Cinemark entered a strategic partnership appointing HARMAN as the exclusive audio equipment provider for Cinemark theaters for the next three years. Cinemark is a leader in the motion picture exhibition industry with 522 theaters and 5,865 screens in the U.S. and Latin America.

The division also launched 11 new products during the quarter, several of which were recognized with innovation awards from industry experts.

Connected Services

FY 2017 Key Figures – Connected Services	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY17	3M FY16	Including Currency Changes	Excluding Currency Changes[1]	6M FY17	6M FY16	Including Currency Changes	Excluding Currency Changes[1]
Net sales	173	154	13%	16%	340	313	8%	11%
Gross profit	54	53	2%	6%	106	107	(1%)	1%
Percent of net sales	31.0%	34.2%			31.1%	34.0%
SG&A	34	48	(28%)	(28%)	84	96	(12%)	(11%)
Operating income	20	5	304%	433%	21	10	102%	141%
Percent of net sales	11.3%	3.2%			6.2%	3.3%
EBITDA	27	19	40%	49%	36	39	(6%)	(2%)
Percent of net sales	15.7%	12.6%			10.7%	12.3%
Restructuring & non-recurring costs	1	1			2	1
Acquisition-related items	6	14			23	28
Non-GAAP — operational[1]
Gross profit	54	53	3%	7%	106	107	(1%)	2%
Percent of net sales	31.3%	34.2%			31.2%	34.0%
SG&A	28	34	(18%)	(16%)	60	68	(12%)	(10%)
Operating income	26	19	41%	50%	46	39	18%	24%
Percent of net sales	15.2%	12.2%			13.5%	12.4%
EBITDA	28	22	30%	38%	50	45	12%	16%
Percent of net sales	16.4%	14.2%			14.7%	14.3%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2017 were $173 million, an increase of 13 percent (16 percent ex-FX) compared to the prior year due to higher demand for automotive services.

On an operational basis, gross margin declined 290 basis points to 31.3 percent primarily due to higher revenue recognition on high-margin engineering change orders in the prior year. SG&A expenses as a percent of net sales decreased 600 basis points to 16.0 percent due to productivity improvements as a result of footprint migration initiatives.

On a GAAP basis, gross margin decreased 320 basis points to 31.0 percent. SG&A expenses as a percent of net sales decreased from 31.1 percent in the prior year to 19.7 percent primarily driven by productivity improvements and lower amortization of acquired intangible assets.

Connected Services Highlights

HARMAN secured awards to provide software services for customers including AT&T, Hitachi, Intel, Microsoft, Sprint and Verizon, among others. The Company also won a number of awards for its cloud-based Over-The-Air (OTA) software update technology from customers including a U.S. Automaker, Porsche and Renault.

For the second straight year, HfS Research, a leading authority and global network for IT and business services, recognized HARMAN with a place in its “Winner’s Circle”, recognizing the Company’s excellence in design and cloud-driven product modernization services.

Other (Corporate)

FY 2017 Key Figures – Other	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY17	3M FY16	Including Currency Changes	Excluding Currency Changes[1]	6M FY17	6M FY16	Including Currency Changes	Excluding Currency Changes[1]
SG&A	58	37	56%	56%	93	71	31%	31%
Restructuring & non-recurring costs	15	(1)			14	(1)
Acquisition-related items	0	(2)			0	(1)
Non-GAAP — operational[1]
SG&A	43	40	7%	7%	79	73	8%	8%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Other (Corporate) SG&A expenses includes compensation, benefit and occupancy costs for corporate employees, new technology innovation and expenses associated with the Company’s brand identity campaign. On an operational basis, Corporate SG&A expenses as a percent of total net sales remained consistent with the prior year. On a GAAP basis, Corporate SG&A expenses as a percent of total net sales increased 90 basis points compared to the prior year due to costs associated with the pending Samsung transaction and one-time stock compensation costs.

HARMAN International Industries, Incorporated

Consolidated Statements of Income

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Net sales	$1,947,474	$1,772,157	$3,706,996	$3,403,045
Cost of sales	1,339,513	1,227,065	2,557,764	2,370,555
Gross profit	607,961	545,092	1,149,232	1,032,490
Selling, general and administrative expenses	433,947	385,939	824,407	741,870
Operating income	174,014	159,153	324,825	290,620
Other expenses:
Interest expense, net	9,214	7,666	18,538	15,925
Foreign exchange losses (gains), net	2,365	887	1,398	(958)
Miscellaneous, net	1,916	4,363	4,811	8,350
Income before income taxes	160,519	146,237	300,078	267,303
Income tax expense, net	60,865	33,050	98,288	66,600
Equity in loss (income) of unconsolidated subsidiaries	205	—	(776)	—
Net income	99,449	113,187	202,566	200,703
Net income attributable to non-controlling interest	—	289	—	707
Net income attributable to HARMAN International Industries, Incorporated	99,449	112,898	202,566	199,996

Earnings per share:
Basic	$1.40	$1.57	$2.86	$2.78
Diluted	$1.39	$1.55	$2.83	$2.76
Weighted average shares outstanding:
Basic	70,986	72,079	70,938	72,060
Diluted	71,712	72,830	71,510	72,549

HARMAN International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	December 31, 2016	June 30, 2016
ASSETS
Current Assets
Cash and cash equivalents	$683,351	$602,300
Receivables, net	1,195,761	1,122,920
Inventories	787,559	706,084
Other current assets	584,653	487,151
Total current assets	3,251,324	2,918,455
Property, plant and equipment, net	579,039	593,290
Intangible assets, net	435,930	476,284
Goodwill	1,500,499	1,510,279
Deferred tax assets, long-term, net	131,681	140,181
Other assets	433,150	409,380
Total assets	$6,331,623	$6,047,869

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$55,543	$86,641
Short-term debt	2,832	—
Accounts payable	1,001,822	867,279
Accrued liabilities	724,759	670,746
Accrued warranties	185,656	178,367
Income taxes payable	40,762	28,773
Total current liabilities	2,011,374	1,831,806
Borrowings under revolving credit facility	513,000	523,000
Long-term debt	766,601	787,333
Pension liability	210,471	216,016
Other non-current liabilities	253,718	237,241
Total liabilities	3,755,164	3,595,396
Total equity	2,576,459	2,452,473
Total liabilities and equity	$6,331,623	$6,047,869

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended December 31, 2016
	GAAP	Adjustments	Non-GAAP – Operational
Net sales	$1,947,474	$0	$1,947,474
Cost of sales	1,339,513	(742)[a]	1,338,771
Gross profit	607,961	742	608,703
Selling, general and administrative expenses	433,947	(53,073)[b]	380,874
Operating income	174,014	53,815	227,829
Other expenses:
Interest expense, net	9,214	0	9,214
Foreign exchange losses (gains), net	2,365	0	2,365
Miscellaneous, net	1,916	4	1,920
Income before income taxes	160,519	53,811	214,330
Income tax expense, net	60,865	(5,987)[c]	54,878
Equity in loss (income) of unconsolidated subsidiaries	205	—	205
Net income	99,449	59,798	159,247
Net income attributable to HARMAN International Industries, Incorporated	$99,449	$59,798	$159,247

Earnings per share:
Basic	$1.40	$0.84	$2.24
Diluted	$1.39	$0.83	$2.22
Weighted average shares outstanding:
Basic	70,986		70,986
Diluted	71,712		71,712

a)	Restructuring expense in Cost of Sales was $0.7 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $20.4 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; acquisition-related expenses were $15.7 million, including $11.7 million of intangible amortization expenses; other non-recurring expenses included in SG&A were $17.0 million, which primarily relate to the planned acquisition of HARMAN by Samsung and one-time stock compensation costs.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country. Also included is a discrete tax charge of $22.7 million from deemed income on foreign earnings attributable to fiscal years 2014, 2015 and 2016.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its restructuring, acquisition-related, and non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Six Months Ended December 31, 2016
	GAAP	Adjustments	Non-GAAP – Operational
Net sales	$3,706,996	$0	$3,706,996
Cost of sales	2,557,764	(1,430)[a]	2,556,334
Gross profit	1,149,232	1,430	1,150,662
Selling, general and administrative expenses	824,407	(89,071)[b]	735,336
Operating income	324,825	90,501	415,326
Other expenses:
Interest expense, net	18,538	—	18,538
Foreign exchange losses (gains), net	1,398	—	1,398
Miscellaneous, net	4,811	(966)	3,845
Income before income taxes	300,078	91,467	391,545
Income tax expense, net	98,288	1,194 [c]	99,482
Equity in loss (income) of unconsolidated subsidiaries	(776)	—	(776)
Net income	202,566	90,273	292,839
Net income attributable to HARMAN International Industries, Incorporated	$202,566	$90,273	$292,839

Earnings per share:
Basic	$2.86	$1.27	$4.13
Diluted	$2.83	$1.26	$4.10
Weighted average shares outstanding:
Basic	70,938		70,938
Diluted	71,510		71,510

a)	Restructuring expense in Cost of Sales was $1.4 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A $32.3 million due engineering, manufacturing and administrative functions; acquisition-related expenses were $39.4 million, including $23.5 million of intangible amortization expenses; other non-recurring expense included in SG&A was $17.4 million primarily related to the planned acquisition of HARMAN by Samsung and one-time stock compensation costs.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country. Also included is a discrete tax charge of $22.7 million from deemed income on foreign earnings attributable to fiscal years 2014, 2015 and 2016.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its restructuring, acquisition-related, and non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended December 31, 2015
	GAAP	Adjustments	Non-GAAP – Operational
Net sales	$1,772,157	$0	$1,772,157
Cost of sales	1,227,065	(1,322)[a]	1,225,743
Gross profit	545,092	1,322	546,414
Selling, general and administrative expenses	385,939	(25,522)[b]	360,417
Operating income	159,153	26,844	185,997
Other expenses:
Interest expense, net	7,666	—	7,666
Foreign exchange losses (gains), net	887	—	887
Miscellaneous, net	4,363	(1,914)	2,449
Income before income taxes	146,237	28,758	174,995
Income tax expense, net	33,050	7,426 [c]	40,476
Net income	113,187	21,332	134,519
Net income attributable to non-controlling interest	289	0	289
Net income attributable to HARMAN International Industries, Incorporated	$112,898	$21,332	$134,230

Earnings per share:
Basic	$1.57	$0.30	$1.86
Diluted	$1.55	$0.30	$1.84
Weighted average shares outstanding:
Basic	72,079		72,079
Diluted	72,830		72,830

a)	Restructuring expense in Cost of Sales was $1.3 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $3.6 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $4.5 million. Acquisition-related expenses were $17.4 million, including $17.0 million of intangible amortization expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Six Months Ended December 31, 2015
	GAAP	Adjustments	Non-GAAP – Operational
Net sales	$3,403,045	$0	$3,403,045
Cost of sales	2,370,555	(3,001)[a]	2,367,554
Gross profit	1,032,490	3,001	1,035,491
Selling, general and administrative expenses	741,870	(50,296)[b]	691,574
Operating income	290,620	53,297	343,917
Other expenses:
Interest expense, net	15,925	—	15,925
Foreign exchange losses (gains), net	(958)	—	(958)
Miscellaneous, net	8,350	(3,137)	5,213
Income before income taxes	267,303	56,434	323,737
Income tax expense, net	66,600	15,186 [c]	81,786
Net income	200,703	41,248	241,951
Net income attributable to non-controlling interest	707	—	707
Net income attributable to HARMAN International Industries, Incorporated	$199,996	$41,248	$241,244

Earnings per share:
Basic	$2.78	$0.57	$3.35
Diluted	$2.76	$0.57	$3.33
Weighted average shares outstanding:
Basic	72,060		72,060
Diluted	72,549		72,549

a)	Restructuring expense in Cost of Sales was $3.0 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $3.1 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $6.4 million. Acquisition-related expenses were $40.8 million, including $33.2 million of intangible amortization expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended December 31,		Increase / (Decrease)
	2016	2015
Net sales — nominal currency	$1,947,474	$1,772,157	10%
Effects of foreign currency translation(1)		(12,346)

Net sales — local currency	$1,947,474	$1,759,811	11%

Gross profit — nominal currency	$607,961	$545,092	12%
Effects of foreign currency translation(1)		(4,844)

Gross profit — local currency	$607,961	$540,248	13%

SG&A— nominal currency	$433,947	$385,939	12%
Effects of foreign currency translation(1)		(2,156)

SG&A — local currency	$433,947	$383,783	13%

Operating income — nominal currency	$174,014	$159,153	9%
Effects of foreign currency translation(1)		(2,688)

Operating income — local currency	$174,014	$156,465	11%
Net income attributable to HARMAN International Industries, Incorporated — nominal currency	$99,449	$112,898	(12%)
Effects of foreign currency translation(1)		(946)

Net income attributable to HARMAN International Industries, Incorporated — local currency	$99,449	$111,952	(11%)

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Three Months Ended December 31,		Increase / (Decrease)
	2016	2015
Net sales — nominal currency	$1,947,474	$1,772,157	10%
Effects of foreign currency translation(1)		(12,346)

Net sales — local currency	$1,947,474	$1,759,811	11%

Gross profit — nominal currency	$608,703	$546,414	11%
Effects of foreign currency translation(1)		(4,860)

Gross profit — local currency	$608,703	$541,554	12%

SG&A — nominal currency	$380,874	$360,417	6%
Effects of foreign currency translation(1)		(1,918)

SG&A — local currency	$380,874	$358,499	6%

Operating income — nominal currency	$227,829	$185,997	22%
Effects of foreign currency translation(1)		(2,947)

Operating income — local currency	$227,829	$183,050	24%

Net income attributable to HARMAN International Industries, Incorporated — nominal currency	$159,247	$134,230	19%
Effects of foreign currency translation(1)		(1,200)

Net income attributable to HARMAN International Industries, Incorporated — local currency	$159,247	$133,030	20%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Six Months Ended December 31,		Increase / (Decrease)
	2016	2015
Net sales — nominal currency	$3,706,996	$3,403,045	9%
Effects of foreign currency translation(1)		(13,051)

Net sales — local currency	$3,706,996	$3,389,994	9%

Gross profit — nominal currency	$1,149,232	$1,032,490	11%
Effects of foreign currency translation(1)		(6,127)

Gross profit — local currency	$1,149,232	$1,026,363	12%

SG&A — nominal currency	$824,407	$741,870	11%
Effects of foreign currency translation(1)		(2,215)

SG&A — local currency	$824,407	$739,655	11%

Operating income — nominal currency	$324,825	$290,620	12%
Effects of foreign currency translation(1)		(3,912)

Operating income — local currency	$324,825	$286,708	13%

Net income attributable to HARMAN International Industries, Incorporated — nominal currency	$202,566	$199,996	1%
Effects of foreign currency translation(1)		(2,173)

Net income attributable to HARMAN International Industries, Incorporated — local currency	$202,566	$197,823	2%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Six Months Ended December 31,		Increase / (Decrease)
	2016	2015
Net sales — nominal currency	$3,706,996	$3,403,045	9%
Effects of foreign currency translation(1)		(13,051)

Net sales — local currency	$3,706,996	$3,389,994	9%

Gross profit — nominal currency	$1,150,662	$1,035,491	11%
Effects of foreign currency translation(1)		(6,139)

Gross profit — local currency	$1,150,662	$1,029,352	12%

SG&A — nominal currency	$735,336	$691,574	6%
Effects of foreign currency translation(1)		(1,960)

SG&A — local currency	$735,336	$689,614	7%

Operating income — nominal currency	$415,326	$343,917	21%
Effects of foreign currency translation(1)		(4,178)

Operating income — local currency	$415,326	$339,739	22%

Net income attributable to HARMAN International Industries, Incorporated — nominal currency	$292,839	$241,244	21%
Effects of foreign currency translation(1)		(2,429)

Net income attributable to HARMAN International Industries, Incorporated — local currency	$292,839	$238,815	23%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31, 2016			Three Months Ended December 31, 2015
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN
Operating income	174,014	53,815	227,829	159,153	26,844	185,997
Depreciation & Amortization	52,592	(12,312)	40,280	57,997	(18,904)	39,093
EBITDA	226,606	41,503	268,109	217,150	7,940	225,090
CONNECTED CAR
Operating income	76,958	20,997	97,955	84,266	3,733	87,999
Depreciation & Amortization	20,515	(856)	19,659	19,016	(1,807)	17,209
EBITDA	97,473	20,141	117,614	103,282	1,926	105,208
LIFESTYLE AUDIO
Operating income	125,798	5,460	131,258	83,018	7,481	90,499
Depreciation & Amortization	14,614	(4,839)	9,775	13,595	(5,003)	8,592
EBITDA	140,412	621	141,033	96,613	2,478	99,091
PROFESSIONAL SOLUTIONS
Operating income	10,228	5,509	15,737	23,952	4,632	28,584
Depreciation & Amortization	8,000	(1,162)	6,838	8,854	(620)	8,234
EBITDA	18,228	4,347	22,575	32,806	4,012	36,818
CONNECTED SERVICES
Operating income	19,629	6,726	26,355	4,865	13,880	18,745
Depreciation & Amortization	7,495	(5,456)	2,039	14,515	(11,475)	3,040
EBITDA	27,124	1,270	28,394	19,380	2,405	21,785

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Six Months Ended December 31, 2016			Six Months Ended December 31, 2015
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN
Operating income	324,825	90,501	415,326	290,620	53,297	343,917
Depreciation & Amortization	103,780	(24,199)	79,581	114,837	(37,145)	77,692
EBITDA	428,605	66,302	494,907	405,457	16,152	421,609
CONNECTED CAR
Operating income	171,876	23,700	195,576	171,485	4,779	176,264
Depreciation & Amortization	40,961	(1,734)	39,227	37,419	(3,643)	33,776
EBITDA	212,837	21,966	234,803	208,904	1,136	210,040
LIFESTYLE AUDIO
Operating income	204,480	13,192	217,672	130,271	15,023	145,294
Depreciation & Amortization	28,568	(9,816)	18,752	27,430	(10,131)	17,299
EBITDA	233,048	3,376	236,424	157,701	4,892	162,593
PROFESSIONAL SOLUTIONS
Operating income	21,910	14,803	36,713	49,637	6,816	56,453
Depreciation & Amortization	15,256	(1,746)	13,510	17,359	(1,258)	16,101
EBITDA	37,166	13,057	50,223	66,996	5,558	72,554
CONNECTED SERVICES
Operating income	21,192	24,745	45,937	10,496	28,353	38,849
Depreciation & Amortization	15,049	(10,904)	4,145	28,146	(22,113)	6,033
EBITDA	36,241	13,841	50,082	38,642	6,240	44,882

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Intercompany Revenue Reconciliation, 3 Months Ended December 31, 2016

Three Months Ended December 31, 2016	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Other & Eliminations	HARMAN
(In thousands; unaudited)
Net Trade Sales	$769,293	$764,260	$254,630	$159,291	—	$1,947,474
Intercompany Sales	6	762	1,020	14,017	(15,805)	—
Net Sales	769,299	765,022	255,650	173,308	(15,805)	1,947,474

Harman International Industries, Incorporated

Intercompany Revenue Reconciliation, 3 Months Ended December 31, 2015

Three Months Ended December 31, 2015	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Other & Eliminations	HARMAN
(In thousands; unaudited)
Net Trade Sales	$736,969	$640,573	$248,275	$146,340	—	$1,772,157
Intercompany Sales	—	736	596	7,200	(8,532)
Net Sales	736,969	641,309	248,871	153,540	(8,532)	1,772,157

Harman International Industries, Incorporated

Intercompany Revenue Reconciliation, 6 Months Ended December 31, 2016

Six Months Ended December 31, 2016	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Other & Eliminations	HARMAN
(In thousands; unaudited)
Net Trade Sales	$1,566,394	$1,331,952	$494,370	$314,280	—	$3,706,996
Intercompany Sales	22	1,452	1,503	25,699	(28,676)	—
Net Sales	1,566,416	1,333,404	495,873	339,979	(28,676)	3,706,996

Harman International Industries, Incorporated

Intercompany Revenue Reconciliation, 6 Months Ended December 31, 2015

Six Months Ended December 31, 2015	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Other & Eliminations	HARMAN
(In thousands; unaudited)
Net Trade Sales	$1,492,452	$1,116,110	$494,608	$299,836	$39	$3,403,045
Intercompany Sales	—	1,270	1,369	13,617	(16,256)
Net Sales	1,492,452	1,117,380	495,977	313,453	(16,217)	3,403,045

HARMAN International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity	December 31, 2016
$ millions
Cash & cash equivalents	$683
Available credit under Revolving Credit Facility	683

Total Liquidity	$1,366